Exhibit 10.6.2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

SUBLEASE AGREEMENT
This SUBLEASE AGREEMENT (“Sublease”), dated as of December 20, 2024, is made by and between Brownmed, Inc., a Massachusetts corporation (“Sublandlord”) and Zevra Therapeutics, Inc., a Delaware corporation (“Subtenant”), collectively referred herein as the “Parties” and individually as a “Party”.
RECITALS
A.    Sublandlord, as tenant, leases the Master Lease Premises from Master Landlord under the Master Lease for the Master Lease Term (as such terms are defined below).
B.    Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, the Sublease Premises (which is the same as the Master Lease Premises).
NOW, THEREFORE, in consideration of the recitals above and the promises below, the Parties hereto agree as follows:
ARTICLE 1
BASIC SUBLEASE PROVISIONS
Property
Location:        101 Federal Street, Boston, Massachusetts 02210

Sublandlord:        Brownmed, Inc., a Massachusetts corporation

Sublandlord’s
Address:        (prior to the Sublease Commencement Date)
101 Federal Street, 29th Floor
Boston, MA 02110

(Following the Sublease Commencement Date)
1300 Lundberg Drive West
Spirit Lake, IA 51360

Subtenant:    Zevra Therapeutics, Inc., a Delaware corporation

Subtenant’s
Address:        (prior to the Sublease Commencement Date)
1180 Celebration Blvd., Suite 103
Celebration, FL 34747

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.
(following the Sublease Commencement Date)
101 Federal Street, 29th Floor
Boston, Massachusetts 02210

Sublease Premises:    Approximately 10,484 rentable square feet of the Building, consisting of a portion of the twenty-ninth (29th) floor, as more particularly shown on the attached Exhibit A.

Base Rent:    During the Sublease Term, Base Rent shall be as follows: The Annual Base Rent Per Rentable Square Foot initially shall be $[***] (initial Annual Base Rent of $[***], and initial Monthly Base Rent of $[***]); provided, however, that on each anniversary of the Sublease Commencement Date during the Sublease Term, the Annual Base Rent Per Rentable Square Foot shall increase by $[***]; provided, further, that Subtenant shall not be required to pay the Base Rent for the first month following the Sublease Commencement Date.

Additional Rent:    In addition to Base Rent, Sublandlord and Subtenant hereby acknowledge that Subtenant shall be obligated to pay all additional “Rent” that is due under the Master Lease for Tenant’s Proportionate Share of the Tax Excess, Tenant’s Proportionate Share of the Operating Costs Excess, and the Electricity Additional Rent (as all such terms are defined in the Master Lease, and all such rent shall be referred to herein as “Additional Rent”); provided, however, that for purposes of calculating Tenant’s Proportionate Share of the Tax Excess, for purposes of this Sublease, the “Base Tax Amount” (as defined in the Master Lease) shall be deemed to be the “Taxes” (as defined in the Master Lease) assessed for fiscal year 2025 (i.e., July 1, 2024 through June 30, 2025), and for purposes of calculating Tenant’s Proportionate Share of Operating Costs Excess for purposes of this Sublease, the “Base Operating Costs” (as defined in the Master Lease) shall be deemed to be the “Operating Costs” (as defined in the Master Lease) for calendar year 2025.
Sublease
Commencement
Date:    The “Sublease Commencement Date” shall be on the date that is fourteen (14) days after both of the following events have occurred: (1) both Parties have executed and delivered this Sublease; and (2) the Master Landlord has provided written consent to this Sublease.

Sublease Term:    The “Sublease Term” shall commence on the Sublease Commencement Date) and shall terminate on June 30, 2028, or any such earlier termination of the Sublease or the Master Lease as provided for herein.
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Building:    The building, in which the Sublease Premises are located (the “Building”), located on that certain parcel of real estate having an address of 101 Federal Street, Boston, Massachusetts 02210 (the “Property”).

Building Hours:    8:00 a.m. to 6:00 p.m. on all Business Days (as defined in the Master Lease), and 8:00 a.m. to 1:00 p.m. on Saturdays.

Building Access:    Subtenant shall have access to the Building on a twenty-four (24) hour basis, seven (7) days per week.

Master
Landlord:        75-101 FED OWNER, L.L.C., a Delaware limited liability company

Master Lease:    Lease, with an Effective Date of November 28, 2017, by and between Master Landlord and Sublandlord, a true, accurate and complete (other than certain agreed upon redactions) copy of which is attached hereto as Exhibit B (the “Original Lease”), as amended by that certain First Amendment to Lease, dated as of December 20, 2017, by and between Master Landlord and Sublandlord, a true, accurate and complete (other than certain agreed upon redactions) copy of which is attached hereto as Exhibit C (the “First Amendment”).

Master Lease
Premises:    Same as the Sublease Premises.

Permitted Use:    First-class business office use and lawful uses ancillary thereto, and for no other purposes.

Nightly Cleaning:    Master Landlord to provide nightly cleaning of the Sublease Premises in accordance with Section 9.3 of the Master Lease.

Security Deposit:    $[***]

Article 2
INCORPORATION OF MASTER LEASE
2.01    Incorporation of Master Lease. The PAarties agree that this Sublease is subject and subordinate to the Master Lease. Sublandlord represents and warrants that the Master Lease attached hereto as Exhibit B and Exhibit C, collectively, is a true, complete and accurate copy of the Master Lease as of the date hereof. Sublandlord further represents to Subtenant that the Master Lease is in full force and effect, that the Master Lease has not been amended subsequent to the execution and delivery of the First Amendment, and, to the knowledge of Sublandlord, that
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no notices of default have been sent or received by Sublandlord with respect to the Master Lease, nor has any event or condition occurred which, with the passing of time and/or the giving of notice, would result in a default by Sublandlord under the Master Lease, and that Sublandlord is not aware of any default by Master Landlord under the Master Lease. In addition, the Parties agree that the Master Lease attached hereto is incorporated herein by reference, except as herein otherwise expressly provided, and except those provisions which by their nature or import are inapplicable to the subleasing of the Sublease Premises or are inconsistent with or modified by any of the terms, covenants or conditions of this Sublease; and such rights and obligations as are contained in the Master Lease are hereby imposed upon the respective Parties hereto with the same force and effect as if: (a) references in the Master Lease to the “Lease” and the “Premises” were references, respectively, to this “Sublease” and the “Sublease Premises”; (b) references in the Master Lease to “Landlord” and “Tenant” were references, respectively, to “Sublandlord” and to “Subtenant”; and (c) references in the Master Lease to “Term” is a reference to the “Sublease Term”. Subtenant agrees that it shall, at all times during the Sublease Term, keep, observe, and perform the obligations to be performed by Sublandlord as “Tenant” under the Master Lease with respect to the Sublease Premises, except as otherwise herein provided. As between Sublandlord and Subtenant only, all provisions of the Master Lease are subject to the express provisions of this Sublease, and any inconsistency between a provision of this Sublease and a provision of the Master Lease shall be resolved by reference to this Sublease unless otherwise stated. Whenever the Master Lease requires the consent of Master Landlord for an act or omission, then Sublandlord’s separate consent also shall be required, which consent by Sublandlord shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything in this Sublease to the contrary, Sublandlord and Subtenant expressly agree that the following terms, covenants and conditions of the Master Lease are expressly excluded from this Sublease and are inapplicable to Subtenant: Section 3.3, Section 3.6, Section 8.2, Section 9.1(a), Section 9.2, Section 9.3, Section 9.4, Section 9.5, the second paragraph of Section 10.1, Section 11.3, Article XII, Article XIII, Section 14.2, Section 17.15, Article XVIII and Article XIX (provided that Sublandlord shall, upon the written request of Subtenant notifying Sublandlord that Master Landlord has breached any of its obligations under Section 8.2, Section 9.1(a), Section 9.2, Section 9.3, Section 9.4, Section 9.5, the second paragraph of Section 10.1, Section 11.3, Article XII, Article XIII, or Section 14.2, use commercially reasonable efforts to cause Master Landlord to perform its obligations under such Section(s), subsection(s) or Article(s)).
2.02    Binding Effect of Master Lease. Subtenant agrees, for the benefit of Sublandlord and Master Landlord, to abide by and perform during the Sublease Term all of the terms and provisions set forth in the Master Lease pertaining to the Sublease Premises, except as otherwise expressly provided by this Sublease. Subtenant shall neither commit nor permit to be committed on the Sublease Premises any act or omission that in any way violates any term or condition of the Master Lease.
2.03    Maintenance of Master Lease. Sublandlord agrees to maintain the Master Lease in full force and effect during the Sublease Term, subject however to any earlier termination of all
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or any part of the Master Lease permitted under the terms of the Master Lease without Sublandlord’s consent. Furthermore, Sublandlord will not agree to any amendment to the Master Lease or to waive any obligation of Master Landlord under the Master Lease without Subtenant’s consent, which consent by Subtenant shall not be unreasonably withheld, conditioned or delayed. If Sublandlord receives any notice or demand from Master Landlord relating to the Sublease Premises, Sublandlord shall promptly provide a copy thereof to Subtenant. If the Master Lease is terminated for any reason, then (a) this Sublease shall terminate as, when and to the extent the Master Lease is terminated, (b) Sublandlord shall immediately notify Subtenant thereof, and (c) Sublandlord shall promptly return to Subtenant any prepaid rent and the Security Deposit in accordance with the terms of this Sublease.
2.04    Obligations of Master Landlord. Subtenant agrees that no failure or delay on the part of Master Landlord to supply any service, make any repair or take any action required under the Master Lease shall constitute a default by Sublandlord under this Sublease, constitute a constructive eviction, give rise to a claim against Sublandlord for damages or otherwise constitute a breach of this Sublease by Sublandlord. If and to the extent that Master Landlord fails to perform its obligations under the Master Lease, Sublandlord shall not be obligated to perform such obligations; provided, however, that so long as no Default (defined below) exists under this Sublease, Sublandlord agrees to use commercially reasonable efforts and reasonably cooperate with Subtenant, at Subtenant’s sole cost and expense, to enforce the terms and conditions of the Master Lease for the benefit of Subtenant. Notwithstanding the immediately preceding sentence, Sublandlord shall have no obligation whatsoever to commence any litigation or arbitration proceeding to enforce the terms and conditions of the Master Lease.

ARTICLE 3
SUBLEASE PREMISES
3.01    Sublease Premises. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Sublease Premises, subject to the terms and conditions herein contained.

3.02    Condition of Sublease Premises. On the date that is four (4) days prior to the Sublease Commencement Date, Sublandlord shall deliver, and Subtenant shall accept possession of, the Sublease Premises in “as-is” “where-is” condition, provided that the condition of the Sublease Premises is in substantially the same condition as of the date of execution of this Sublease and Sublandlord has left the Sublease Premises in broom clean condition free of all personal property except for the list of furniture described below in this Section. Sublandlord makes no representations or warranties with respect to the condition of the Sublease Premises. Notwithstanding the above, all of the furniture and equipment located in the Sublease Premises as of the date of this Sublease is being made available for Subtenant’s use during the Sublease Term (the “Available Furniture”); provided, however, that Sublandlord shall be responsible, at Sublandlord’s sole cost and prior to the Sublease Commencement Date, for the removal of any Available Furniture located in the Sublease Premises that Subtenant elects not to use and which
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is specified by Subtenant on a written notice delivered to Sublandlord at least five (5) days prior to the Sublease Commencement Date (the “Rejected Furniture”). Any Available Furniture that is not Rejected Furniture (collectively, the “Purchased Furniture”) shall be purchased by Subtenant for $[***], such purchase to be made on the date that is four (4) days prior to the Sublease Commencement Date by the tender by Subtenant of $[***] to Sublandlord, and Sublandlord shall deliver to Subtenant an executed Bill of Sale and Assignment substantially in the form attached hereto as Exhibit D (with the “List of Purchased Furniture” to be purchased properly completed to list all of the Purchased Furniture).

3.03    Building Common Areas. Subtenant shall have the right, in common with others, to reasonable use of the common facilities included in the Building, as and to the extent permitted, and subject to the rules and regulations imposed, by Master Landlord under the Master Lease.

3.04    Signage. Subtenant will have the right, at Subtenant’s sole cost and expense and subject to receipt of the prior written approval of the Master Landlord in accordance with the Master Lease, to install signage on the door to the Sublease Premises and within the Sublease Premises in accordance with Section 5.6 of the Master Lease. Additionally, Landlord shall install the following signage, in accordance with Section 5.6 of the Master Lease except as modified herein, identifying Subtenant as an occupant of the Building: (i) a listing in the Building directory located in the lobby of the Building; and (ii) at Subtenant’s sole cost and expense, a Building standard sign located in the elevator lobby of the floor of the Building on which the Sublease Premises are located.

ARTICLE 4
TERM
4.01    Term. The Sublease Term shall commence on the Sublease Commencement Date and shall expire on June 30, 2028 (the “Sublease Expiration Date”), unless this Sublease or the Master Lease is sooner terminated as provided herein or in the Master Lease. Notwithstanding the foregoing, Subtenant shall be permitted to access the Sublease Premises, without payment of Rent, during the four (4) days immediately prior to the Sublease Commencement Date for purposes of installing Subtenant’s furniture, equipment and telephone and data systems, subject in each instance to coordination with both the Master Landlord and Sublandlord and to Subtenant’s full compliance with all of the terms, conditions and policies set forth in this Sublease and in the Master Lease.

4.02    Master Landlord Consent to Sublease. Pursuant to Article VII of the Master Lease, the Master Landlord’s prior written consent is required for this Sublease. Accordingly, this Sublease shall be of no force and effect unless and until Master Landlord consents in writing. In addition, Subtenant hereby agrees to provide any and all information, documents and financial reports required by Master Tenant pursuant to Section 7.3 of the Master Lease in connection with Sublandlord’s request for Master Tenant’s consent to this Sublease. Notwithstanding anything
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herein to the contrary, in the event that Master Landlord’s written consent has not been obtained by January 5, 2025, then Subtenant shall have the right to terminate this Sublease and any payments made by Subtenant to Sublandlord shall be immediately returned and neither party shall have any further obligations under this Sublease.

4.03    No Renewal Option. Sublandlord and Subtenant hereby acknowledge that this Sublease shall terminate on the Sublease Expiration Date without any express or implied option of Subtenant to renew the Sublease Term or otherwise extend the Sublease Term.

ARTICLE 5
RENT
5.01    Base Rent. Subtenant covenants and agrees to pay to Sublandlord an annual base rent (“Base Rent”) in the amounts set forth in Article 1 hereof, payable in monthly installments, in advance, as specified below in Section 5.03.

5.02    Additional Rent. Subtenant also shall be obligated to pay all additional Rent that is payable pursuant to Section 4.1 of the Master Lease. Pursuant to Section 9.7 of the Master Lease, Subtenant shall be obligated to pay for telephone, cable, data transmission and other utilities and services furnished to or consumed in the Sublease Premises.

5.03    Payment of Rent. The term “Rent” as used in this Sublease, unless otherwise stated, shall mean the Base Rent set forth in this Section 5.01, plus all Additional Rent payable under this Sublease as set forth in Section 5.02. The monthly installments of Base Rent shall be due in advance on the first (1st) day of each calendar month beginning on the Sublease Commencement Date (as set forth in Article 1 hereof). In the event the Sublease Commencement Date is a day other than the first (1st) day of a calendar month or the Sublease Expiration Date is a day other than the last day of a calendar month, then in any such event the monthly installment of Base Rent payable hereunder for the applicable calendar month shall be prorated based on the number of days actually elapsed during the Sublease Term during such calendar month. All Rent due under this Sublease shall be payable on the date due without demand, setoff, abatement or deduction, except as otherwise expressly provided herein, and shall be payable to Sublandlord in lawful money of the United States at the address stated in this Sublease (or at such other place as Sublandlord may designate in writing).

5.04    Security Deposit. Concurrent with its execution of this Sublease, Subtenant shall deliver to Sublandlord, as security for Subtenant’s faithful payment of Rent and performance of all Subtenant’s other obligations hereunder, the Security Deposit. Sublandlord shall not be required to pay any interest on the Security Deposit. Sublandlord shall return the Security Deposit (less any amounts used or applied as permitted herein that have not been restored by Subtenant in accordance with the immediately preceding sentence) to Subtenant within thirty (30) days after the later to occur of (a) the expiration or earlier termination of this Sublease and (b) Subtenant’s surrender of the Sublease Premises in the condition required under this Sublease.
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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

5.05    Late Payments. In the event any Rent payment or any other payment due from Subtenant hereunder is not paid within five (5) days of the date that such payment is due, Subtenant shall owe to Sublandlord the late charge(s) specified in Section 4.1(d) of the Master Lease. The Parties agree that the amount of said late charge represents a reasonable estimate of the cost and expense that would be incurred by Sublandlord in processing each delinquent payment of Rent by Subtenant and that such late charge shall be paid to Sublandlord as liquidated damages for each delinquent payment. The aforesaid late charges and interest are intended to compensate Sublandlord for its costs arising by reason of any such late payment, and are not intended to constitute a waiver by Sublandlord of any other right or remedy available to Sublandlord arising by reason of Subtenant’s failure to timely perform its monetary obligations hereunder. Notwithstanding the foregoing, no late payment or interest shall be due or payable with respect to the first late payment in any consecutive twenty-four month period if Subtenant makes payment within five (5) days after notice from Sublandlord (which notice may be by telephone or e-mail).
ARTICLE 6
SERVICES
6.01    Services. Sublandlord and Subtenant hereby acknowledge that Electricity Additional Rent shall be payable by Subtenant for the utilities and services currently furnished to the Sublease Premises, as set forth in Section 9.2 of the Master Lease. Notwithstanding any term to the contrary contained herein, Sublandlord shall not be obligated to pay for Subtenant’s electricity consumption at any time during the Sublease Term. Should Subtenant desire additional telecommunications services, it shall make all arrangements for and pay for all such additional hookups and may only make application for them with Sublandlord’s and Master Landlord’s prior written consent. Except to the extent expressly provided otherwise in the Master Lease, neither Sublandlord nor Master Landlord shall be liable to Subtenant, in damages or otherwise, for any interruption in the service of any utility or service serving the Sublease Premises.

6.02    Building Access. Subtenant shall have access to the Sublease Premises and the Building in accordance with Section 1 of this Sublease.

ARTICLE 7
MAINTENANCE AND REPAIRS
7.01    Maintenance and Repairs. During the Sublease Term, Subtenant shall assume all of Sublandlord’s obligations under the Master Lease in relation to maintenance and repair of the Sublease Premises, payment of taxes relating to Subtenant’s business and compliance with all laws, ordinances, rules and regulations related to Subtenant’s use of the Sublease Premises.
7.02    Conduct of Repairs. Subtenant shall notify Sublandlord of all material repairs required to the Sublease Premises prior to conducting such repairs. At the option of Sublandlord
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or Master Landlord, all repairs to the Sublease Premises that are Subtenant’s responsibility as provided in this Sublease may be performed or constructed, at Subtenant’s expense, by Sublandlord or Master Landlord or such other person as Sublandlord or Master Landlord may designate.

7.03    Surrender of Sublease Premises. At the expiration or sooner termination of the Sublease Term, Subtenant shall surrender the Sublease Premises in accordance with Section 5.5(c) of the Master Lease.

ARTICLE 8
USE OF SUBLEASE PREMISES
8.01    Use. Subtenant shall use the Sublease Premises only for the purpose of first-class business office use and no other use or uses unless with the prior written consent of Sublandlord and Master Landlord, and shall comply with all laws, rules and requirements applicable to Subtenant’s conduct of its business at and use of the Sublease Premises. Subtenant shall not conduct any activities in the Sublease Premises that would materially increase Sublandlord’s risks, liabilities (in relation to Hazardous Materials (as defined in the Master Lease) or otherwise) or insurance rates, without first obtaining Sublandlord’s prior written consent, and shall neither commit nor permit waste or nuisance on or about the Sublease Premises.

8.02    Condition of Sublease Premises. Sublandlord shall provide the Sublease Premises to Subtenant at the Sublease Commencement Date, and, subject to Section 3.02 hereof, Subtenant otherwise accepts the Sublease Premises, in the “as-is, where-is” condition existing as of the Sublease Commencement Date. Subtenant acknowledges that it has inspected the Building and the Sublease Premises and neither Sublandlord nor any agent of Sublandlord has made any representations or warranties, except as otherwise expressly provided in this Sublease, with respect to the Sublease Premises including, without limitation, any representation or warranty with respect to the suitability or fitness of the Sublease Premises or the Building for the conduct of Subtenant’s business, or the condition, safety, repair or habitability of the Sublease Premises and acknowledges further that Sublandlord is under no obligation to construct or install any alterations or improvements in or to the Sublease Premises or provide any labor or materials or provide any allowances. Subtenant’s taking possession of the Sublease Premises or occupying the Sublease Premises shall be conclusive evidence that Subtenant accepts the Sublease Premises as suitable for the purposes for which they are leased.

8.03    Compliance with Laws Regarding Use. Subtenant shall, at its own expense, comply with Sublandlord’s obligations as Tenant under Section 5.2 of the Master Lease during the Sublease Term. Subtenant shall be solely responsible for obtaining or maintaining any and all permits, licenses and/or approvals necessary to the conduct of its business in the Sublease Premises. Subtenant shall neither use nor permit the use of the Sublease Premises in any manner that will or reasonably could be expected to violate any applicable Requirements (as defined in the Master Lease) or the provisions of the Master Lease.
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8.04    Modification of Sublease Premises. Subtenant shall not make any Alterations (as defined in the Master Lease) of any kind in the Sublease Premises or in the Building without compliance with the terms and conditions of Article VI of the Master Lease. Any such Alterations made by Subtenant shall be made in accordance with the Master Lease and at Subtenant’s sole expense. If and to the extent that Sublandlord or Master Landlord indicated to Subtenant at the time of approval of Alterations that such Alterations must be removed at the expiration or earlier termination of this Sublease, Subtenant shall restore the Sublease Premises to the same condition they were in on the Sublease Commencement Date, except for reasonable wear and tear and damage by fire, condemnation or other casualty, or damage caused by Sublandlord or Master Landlord or any agent, employee, contractor or invitee of Sublandlord or Master Landlord, by removing any Alterations made to the Sublease Premises during the Term of this Sublease prior to Subtenant’s surrender of the Sublease Premises. Notwithstanding the foregoing, the prior consent of Sublandlord shall not be required for decorative Alterations (such as painting, wall coverings and carpeting) which satisfy the conditions of clauses (i), (ii), (iii) and (iv) of Section 6.1(a) of the Master Lease and cost less than $[***] in the aggregate provided that Subtenant provides Sublandlord with notice prior to undertaking such decorative Alterations.

8.05    Right of Entry. Subtenant shall permit Master Landlord and Sublandlord or their respective representatives to enter the Sublease Premises in accordance with the terms and conditions of Section 15.1 of the Master Lease.

8.06    Covenants of Subtenant. Subtenant agrees to pay the Rent herein reserved, to abide by, observe and perform all of the terms, covenants and conditions of this Sublease (including all of the applicable terms and conditions of the Master Lease), and to surrender the Sublease Premises to Sublandlord on the expiration or sooner termination of this Sublease in the condition required hereunder. Subtenant shall abide by the provisions of the Master Lease as applicable, and by the rules and regulations established from time to time by Master Landlord in accordance with the terms and conditions.

ARTICLE 9
INSURANCE; INDEMNIFICATION
9.01.    Subtenant’s Insurance. Subtenant shall be required to comply in all respects with the obligations of Tenant set forth in Section 11 of the Master Lease, and the terms and conditions of Section 11 of the Master Lease shall apply to Subtenant and this Sublease as if Subtenant were the Tenant under the Master Lease.

9.02    Indemnification.
(a)    Sublandlord, its officers and directors, shall not be liable to Subtenant for any loss, injury or other damage to Subtenant or to Subtenant’s property in or about the Sublease Premises, Building and/or Property at any time (including defects in the Sublease Premises,
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Building and/or Property or in any equipment located therein or thereon; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Sublease Premises, Building and/or the Property; or acts of other tenants in the Building or on the Property) not arising from or out of or as a direct result of the grossly negligent or willful acts or omissions of Sublandlord, its officers and directors. Except for claims expressly excluded from the operation of the indemnity set forth in Section 9.02(d), Subtenant hereby waives all claims against Sublandlord, its officers and directors, for any such loss, injury or damage to Subtenant or Subtenant’s property, and the cost and expense of defending against claims relating thereto.

(b)    Notwithstanding any other provision of this Sublease to the contrary, Sublandlord shall not be liable to Subtenant for any damages to Subtenant or Subtenant’s property or business that results, directly or indirectly from, any issue relating to access to the Property and the Sublease Premises by means of any access roads to the Property, it being acknowledged and agreed that said access roads, and the use, repair and maintenance of same, are under the control of and the sole responsibility of the City of Boston, Massachusetts.

(c)    Subtenant shall indemnify, defend and hold Sublandlord harmless from all losses, liabilities, costs, and expenses of third-party claims arising from (i) Subtenant’s use of the Sublease Premises or the conduct of its business or any activity, work, or thing done, permitted or suffered by Subtenant in or about the Sublease Premises; and (ii) any act, neglect, fault or omission of Subtenant or of its agents or employees, guests or invitees in violation or breach of this Sublease; and (iii) all reasonable costs, attorneys’ fees, expenses and liabilities incurred in or about such claims or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Sublandlord by reason of any such claim, Subtenant upon reasonable notice from Sublandlord shall defend the same at Subtenant’s sole expense by counsel approved in writing by Sublandlord. Subtenant, as a material part of the consideration to Sublandlord, hereby assumes all risk of and waives all claims against Sublandlord with respect to damage to property or injury to persons in, upon or about the Sublease Premises from any cause whatsoever except that which is caused by the willful misconduct or grossly negligent acts or omissions of Sublandlord or its authorized representatives.

(d)    Sublandlord shall indemnify, defend and hold Subtenant harmless from all losses, liabilities, costs, and expenses of third-party claims arising from (i) any act, neglect, fault or omission of Sublandlord or of its agents or employees, guests or invitees in violation or breach of this Sublease; and (ii) all reasonable costs, attorneys’ fees, expenses and liabilities incurred in or about such claims or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Subtenant by reason of any such claim, Sublandlord upon reasonable notice from Subtenant shall defend the same at Sublandlord’s sole expense by counsel approved in writing by Subtenant.

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(e)    The obligations of Subtenant under this Article 9 shall survive the expiration or termination of the Sublease.

ARTICLE 10
DEFAULTS
10.01    Subtenant Default. Subtenant shall be in default under this Sublease (“Default”) if, subject to applicable notice and cure periods set forth in the Master Lease, Subtenant’s actions or omissions cause a Default of Tenant to occur under the Master Lease.

10.02    Remedies for Subtenant Default. In the case of Default by Subtenant, Sublandlord may upon the occurrence of any one or more Defaults, Sublandlord may exercise any remedy against, and recover such amounts from, Subtenant as Master Landlord may exercise or be entitled to for default by Tenant under the Master Lease, which provisions of the Master Lease are hereby incorporated herein by reference.

10.03    Holding Over. If Subtenant fails to surrender the Sublease Premises upon the expiration or sooner termination of the Sublease Term, this Sublease shall nevertheless terminate as of the expiration or termination date, and Subtenant shall become a tenant at sufferance and shall be subject to the terms and conditions of Section 17.11 of the Master Lease. Notwithstanding the foregoing, as between Master Landlord and Sublandlord, Sublandlord hereby acknowledges that, to the extent required by the Master Lease, Sublandlord shall remain liable to Master Landlord for all damages incurred by Master Landlord on account of Subtenant’s failure to surrender the Sublease Premises in accordance with the terms and conditions of the Master Lease.

ARTICLE 11
OTHER PROVISIONS
11.01    Sublandlord’s Rights Under Master Lease. Any options or rights to renew or extend the Master Lease or expand or contract the Master Lease Premises, and any rights of first offer or refusal or any other such options or rights granted to Sublandlord in the Master Lease are for the sole benefit of Sublandlord, and Sublandlord shall have no obligation to exercise or decline any such right or option for the benefit of Subtenant or otherwise.

11.02    Notices. Any notice or demand required or permitted to be given hereunder shall be in writing and shall be sent by hand delivery, or by nationally recognized overnight express carrier or by registered or certified mail, postage prepaid, return receipt requested, addressed to the respective Parties at the respective addresses noted in Article 1 hereof.

However, no such notice to or demand upon Sublandlord shall be effective unless a true and complete copy thereof is also served upon its counsel, Gesmer Updegrove, LLP, 40 Broad Street, Third Floor, Boston, Massachusetts, Attention: Justin M. Nesbit, Esquire, or at such other
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address as such counsel may hereafter specify in writing, and no such notice to or demand upon Subtenant shall be effective unless a true and complete copy thereof is also served upon its counsel: Levenfeld Pearlstein, LLC, 120 S. Riverside Plaza, Suite 1800, Chicago, Illinois 60606, Attention: Kevin E. Slaughter, Esq. Any such notice shall be deemed to be delivered upon actual receipt (or refusal to accept delivery) thereof. Either Party may, by notice in writing so delivered to the other, specify a different address for notice purposes.

11.03    Transfers. (a) Subtenant shall not assign or sub-sublet the whole or any part of the Sublease Premises without Master Landlord’s prior written consent, which shall be granted or withheld by Master Landlord in accordance with the terms and conditions of the Master Lease, and Sublandlord’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned by Sublandlord; provided, however, that Sublandlord and Master Landlord shall have the right (i) to receive and approve (in Sublandlord’s and Master Landlord’s reasonable discretion) the information specified in subsections (i) through (vi) of Section 7.3 of the Master Lease, and (ii) evidence that the proposed use is a permitted use under the Master Lease and is consistent with the existing other tenants in the Building, all prior to granting of Sublandlord’s and Master Landlord’s consent. Notwithstanding such consent as described above, Subtenant shall be required to share with Sublandlord [***] of the amount that “Tenant” under the Master Lease is permitted to retain under Section 7.6 of the Master Lease (and Sublandlord and Subtenant shall be required to pay to Master Landlord all amounts due and payable under Section 7.6 of the Master Lease), and Subtenant shall remain liable to Sublandlord for the payment of all Rent and other amounts payable by Subtenant under this Sublease, and for the full performance of the covenants and conditions contained in this Sublease unless otherwise agreed in writing by Sublandlord in Sublandlord’s sole discretion. The granting of consent to an assignment or a sub-subletting of the Sublease Premises in one instance does not automatically grant Subtenant the right to assign or sub-sublet the Sublease Premises in another instance. Subtenant shall reimburse Sublandlord, promptly upon request, for any amount that Sublandlord is required to reimburse to Master Landlord, pursuant to Article VII of the Master Lease, for Master Landlord’s reasonable attorney’s fees for review and approval of this Sublease and any other subsequent assignment or sublease, up to a maximum of $[***] per request.

(b)    Notwithstanding anything to the contrary contained in this Sublease, Subtenant may, without Sublandlord’s prior written consent, but upon prior written notice to Sublandlord (which notice shall be no later than thirty (30) days prior to the effective date of any such transaction, including copies of all applicable documentation, assign or sub-sublet all or any portion of the Sublease Premises and Subtenant’s interest in this Sublease to: (a) any related entity, parent, subsidiary, or affiliate of Subtenant; (b) any entity that directly or indirectly controls, is controlled by or is under common control with Subtenant; or (c) any corporation or other entity that succeeds to all or substantially all of the assets and business of Subtenant.

11.04    Attorney’s Fees. If there is any legal or arbitration action or proceeding between Sublandlord and Subtenant to enforce any provision of this Sublease or to protect or establish

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any right or remedy of either Sublandlord or Subtenant hereunder, then the unsuccessful Party to such action or proceeding shall pay to the prevailing Party all reasonable, actual out-of-pocket costs and expenses paid or payable to third parties, including reasonable attorneys’ fees incurred by such prevailing Party in such action or proceeding and in any appeal in connection therewith, and, if such prevailing Party recovers a judgment in any such action, proceeding or appeal, then such costs, expenses and attorneys’ fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of such judgment.

11.05    Time of Essence. Time is of the essence with respect to each and every provision of this Sublease.

11.06    Quiet Enjoyment. Sublandlord represents that the Master Lease is in full force and effect and that, to Sublandlord’s knowledge, there are no defaults on Sublandlord’s part under the Master Lease as of the date first set forth above. Sublandlord covenants that, subject to the provisions of this Sublease and the Master Lease, so long as there exists no uncured Default, Subtenant shall quietly enjoy the Sublease Premises for the Sublease Term.

11.07    Waiver. The waiver by a Party of a breach of any term in this Sublease shall not be deemed to be a waiver of any subsequent breach of the same or any other term of this Sublease. The subsequent acceptance of Rent by Sublandlord shall not be deemed to be a waiver of any preceding breach by Subtenant of any term of this Sublease, other than the failure of Subtenant to pay the particular rental so accepted, regardless of Sublandlord’s knowledge of such preceding breach at the time Sublandlord accepts such rent.

11.08 Brokers’ Fees. Sublandlord and Subtenant represent and warrant to each other that they have not dealt with any real estate brokers, finders or other persons in connection with this Sublease except for Avison Young (“Sublandlord’s Broker”) and Cushman & Wakefield (“Subtenant’s Broker”; and the Parties acknowledge and agree that Sublandlord has agreed, pursuant to a separate written agreement, to pay Subtenant’s Broker a fee upon execution of this Sublease), and the Parties shall indemnify and hold each other harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit, or obligation, including but not limited to reasonable attorneys’ fees, arising out of or relating to a respective breach of this representation. Upon receipt of Master Landlord’s written consent to this Sublease, Sublandlord agrees to pay to each of the above-named Sublandlord’s Broker and Subtenant’s Broker a market commission fee for professional services rendered pursuant to a separate brokerage agreement between Sublandlord and Broker.

11.09    Entire Agreement. This Sublease, including all exhibits hereto, contains the entire agreement between the Parties with respect to the subject matter herein, and no representations, inducements, promises or agreements, oral or otherwise, not expressly stated herein shall be of any force or effect.

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11.10    Submission. Submission of this instrument for examination or signature by Sublandlord shall not be construed as an offer and shall not be effective as a Sublease or otherwise until executed by both Subtenant and Sublandlord, and a fully-executed original delivered to Sublandlord.

11.11    Authority and Counterparts. Each Party represents and warrants that its respective signatory is duly authorized to execute and deliver this Sublease, and to bind the person for which such signatory signs. This Sublease may be signed in counterparts, each of which shall be equivalent to a signed original, and which together shall form one and the same instrument. Facsimile transmissions, or electronic transmissions in .pdf format, of any executed original of this Sublease and/or retransmission of any executed facsimile or .pdf transmission shall be deemed to be the same as the delivery of an executed original.

11.12    Successors and Assigns. Each provision hereof shall be binding on and inure to the benefit of the Parties and their respective agents, employees, successors and permitted assigns, provided that, except as expressly provided otherwise in Section 11.03, this Sublease shall not inure to the benefit of any assignee or transferee of Subtenant except with Sublandlord’s and Master Landlord’s prior written consent.

11.13    Governing Law and Jurisdiction. This Sublease shall be governed by the laws of the Commonwealth of Massachusetts (without regard to conflicts of laws principles).

11.14    Fire and other Casualty; Condemnation. In the event of any taking by eminent domain or deed in lieu thereof or damage by fire or other casualty to the Sublease Premises thereby rendering the Sublease Premises wholly or in part untenantable, Subtenant shall acquiesce in and be bound by any action taken by or agreement entered into between Master Landlord and Sublandlord with respect thereto. If, pursuant to the Master Lease, there is an abatement of rent due under the Master Lease for any period, the rent due and payable under this Sublease shall also abate under this Sublease if and to the extent that the affected portion of the Demised Premises includes the Sublease Premises or a portion thereof.

11.15    Consequential Damages. In no event shall either Sublandlord or Subtenant (except with respect to the indemnification obligations pursuant to Sections 9.02(c) and 9.02(d) of this Sublease) be liable to the other Party for any punitive or consequential damages in connection with this Sublease.

[Remainder of Page Intentionally Left Blank; Signature Page To Follow]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Sublease Agreement to be executed on the date first written above.

SUBLANDLORD                     SUBTENANT

BROWNMED, INC.,                ZEVRA THERAPEUTICS, INC.,
a Massachusetts corporation                a Delaware corporation

By: /s/ Chris Kissane                    By: /s/ LaDuane Clifton
Name: Chris Kissane                    Name: LaDuane Clifton
Title: President                    Title: CFO

LIST OF EXHIBITS

Exhibit A – Sublease Premises

Exhibit B – Master Lease

Exhibit C – Form of Bill of Sale and Assignment